UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20539

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported):   August 31, 2004

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

213 NW 4th Street
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on September 7, 2004 to report the completion of the merger transaction involving Nature Vision, Inc. (k/n/a Nature Vision Operations, Inc.), is being filed in order to provide the financial statements of Nature Vision, Inc. (k/n/a Nature Vision Operations, Inc.) and pro forma financial information giving effect to the transaction.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Unaudited balance sheets as of June 30, 2004 and December 31, 2003
Unaudited statements of operations for the six months ended June 30, 2004 and 2003
Unaudited statements of cash flows for the six months ended June 30, 2004 and 2003
Notes to the unaudited financial statements

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information
Unaudited pro forma combined balance sheet as of June 30, 2004
Unaudited pro forma adjustments to balance sheet
Unaudited pro forma combined statement of operations for the six months ended June 30, 2004
Unaudited pro forma adjustments to statement of operations

(c) Exhibits.

Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: November 16, 2004	/s/ Jeffrey P. Zernov

Jeffrey P. Zernov President and Chief Executive Officer

Nature Vision, Inc.
Balance Sheets
June 30, 2004 and December 31, 2003

	(Unaudited)
	2004	2003

ASSETS
Cash	$0	$$91,510
Accounts receivable, net	$474,872	$1,410,730
Inventories, net	$1,168,816	$1,090,287
Deferred income taxes	$42,500	$42,500
Other current assets	$190,403	$101,705

Total current assets	$1,876,591	$2,736,732

Property and equipment	$1,840,810	$1,645,931
Less; Accumulated depreciation	($653,911)	($539,911)

Net property and equipment	$1,186,899	$1,106,020

Intangible assets, net	$9,148	$11,188

Total assets	$3,072,638	$3,853,940

LIABILITIES AND SHAREHOLDERS' EQUITY

Checks issued in excess of cash in bank	$180,175	$0
Line of credit- bank	$150,000	$0
Current portion of long-term debt	$47,150	$47,150
Accounts payable	$642,370	$1,360,113
Accrued payroll and payroll taxes	$29,643	$75,103
Accrued commissions	$28,000	$69,940
Income taxes payable	$0	$176,750
Accrued expenses	$111,012	$147,747

Total current liabilities	$1,188,350	$1,876,803

Deferred income taxes	$86,800	$86,800
Long-term debt, net of current portion	$454,164	$476,417

Total liabilities	$1,729,314	$2,440,020

Shareholders' equity
Common stock	$30,765	$30,765
Additional paid-in capital	$901,898	$901,898
Retained earnings	$410,661	$481,257

Total shareholders' equity	$1,343,324	$1,413,920

Total liabilities and shareholders' equity	$3,072,638	$3,853,940

See accompanying notes to financial statements.

Nature Vision, Inc.
Statements of Operations
For the six months ended June 30, 2004 and 2003
(Unaudited)

	2004	2003

Net sales	$3,659,693	$3,416,176

Cost of goods sold	$2,662,202	$2,403,984

Gross profit	$997,491	$1,012,192

Selling, general and administrative expenses
Selling and marketing	$632,393	$774,719
General and administrative	$350,853	$321,744
Depreciation and amortization	$116,040	$91,300

Total selling, general and administrative expenses	$1,099,286	$1,187,763

Loss from operations	($101,795)	($175,571)

Other expense
Interest expense	($12,001)	($16,643)

Loss before benefit from income taxes	($113,796)	($192,214)

Benefit from income taxes	($43,200)

Net loss	($70,596)	($192,214)

See accompanying notes to financial statements.

Nature Vision, Inc.
Statements of Cash Flows
June 30, 2004 and 2003
(Unaudited)

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($70,596)	($192,214)
Adjustments to adjust net loss to net cash flows
from operating activities

Depreciation and amortization	$116,040	$91,300
Decrease in accounts receivable, net	$995,857	$917,280
Increase in inventories, net	($78,530)	($35,167)
(Increase) decrease in other current assets	($88,696)	$18,391
Decrease in accounts payable	($717,746)	($717,572)
Decrease in other current liabilities	($360,882)	($119,526)

Net cash flows from operating activities	($204,553)	($37,508)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	($194,879)	($153,346)

Net cash flows from investing activities	($194,879)	($153,346)

CASH FLOWS FROM FINANCING ACTIVITIES

Net increase in checks issued in excess of cash in bank	$180,175	$0
Increase in line of credit - bank	$150,000	$325,000
Payment on note payable- stockholder	$0	($100,000)
Payments on long-term debt	($22,253)	($8,993)

Net cash flows from financing activities	$307,922	$216,007

Net increase (decrease) in cash	($ 91,510)	$25,153

Cash - beginning of period	$91,510	$48,950

Cash - end of period	$0	$74,103

See accompanying notes to financial statements.

NATURE VISION, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2004 and June 30, 2003

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   NATURE OF OPERATIONS

Nature Vision, Inc. (the Company) was established in 1998 to design and market video viewing systems for the sport fishing market and other video based consumer and industrial products. The Company grants credit to its customers which are primarily dealers and consumers located throughout the United States and Canada. The Company contracts with outside organizations for the manufacture and sale of its products.

   INTERIM FINANCIAL INFORMATION

The accompanying balance sheet at June 30, 2004 and the statements of operations and cash flows for the six months ended June 30, 2004 and 2003 are unaudited. The unaudited interim balance sheet and statements of operations, and cash flows have been prepared in accordance with accounting principles generally accepted in the United States of America and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and its cash flows for the six months ended June 30, 2004 and 2003. The financial data and other information disclosed in these notes to the financial statements related to these periods are unaudited. Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

   CASH AND CASH EQUIVALENTS

The Company maintains its cash balances primarily in one area bank. Cash balances are insured up to $100,000 per bank by the FDIC. The balances, at times, may exceed federally insured limits. The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

   ACCOUNTS RECEIVABLE

The Company reviews customers’ credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. Accounts receivable are generally due 30 days after invoice date. Accounts receivable over 30 days are considered past due. The Company does not accrue interest on past due accounts receivable. If accounts receivable in excess of the provided allowance are determined uncollectible, they are charged to expense in the year that determination is made. Accounts receivable are written off after all collection efforts have failed. Accounts receivable have been reduced by an allowance for uncollectible accounts of approximately $15,000 at June 30, 2004 and $15,000 at December 31, 2003.

   INVENTORIES

Inventories consist of raw materials and finished goods and are valued at lower of cost using the first-in, first-out (FIFO) method or market.

   IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

   DEPRECIATION

Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over an estimated useful life of 30 years for buildings and improvements and over useful lives ranging from three to seven years for all other property and equipment. Improvements are capitalized while maintenance, repairs and minor renewals are expensed when incurred.

   INTANGIBLE ASSETS

Intangible assets consisted primarily of costs related to trademarks and patents and are being amortized using the straight-line method over their estimated useful lives of five years. Amortization expense was $2,040 and $2,070 for the six months ended June 30, 2004 and 2003, respectively. Accumulated amortization related to these assets was $13,912 at June 30, 2004 and $11,872 at December 31, 2003. Estimated amortization expense for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 is $4,654, $5,306, $3,244, $2,531 and $1,459, respectively.

   REVENUE RECOGNITION

The Company recognizes revenue on the date products are shipped to the customer. Most sales are made with the right of return or exchange based on Company policy. Estimated reserves for returns are established by management based on historical experience and are subject to ongoing review and adjustment by the Company. Sales and cost of goods sold are reported net of the provision for actual and estimated future returns in the accompanying statements of operations. Revenues are reported net of discounts and allowances.

   SHIPPING AND HANDLING COSTS

Shipping and handling costs charged to customers are included in sales and shipping and handling costs incurred by the Company have been included in cost of goods sold.

   ALLOWANCE ACCOUNTS

The Company has established allowance reserves for sales returns and warranty cost. Both allowance reserves are estimated based on historical experience, current product lines being sold, and management’s estimates. The allowance reserve for sales returns was $60,000 and $60,000 at June 30, 2004 and December 31, 2003, respectively. The allowance for warranty cost was $20,000 and $20,000 at June 30, 2004 and December 31, 2003, respectively.

   PRODUCT WARRANTY

The Company provides a standard one-year warranty program for its products. The Company records a provision for warranty claims for products based on historical claim performance. The following table provides the expense recorded and charges against the warranty reserve for the six months ended June 20, 2004 and 2003.

	June 30,

	2004	2003

Accrued warranty balance - Beginning	$20,000	$15,000
Provision	49,365	47,036
Warranty claims	(49,365)	(42,036)

Accrued warranty balance - Ending	$20,000	$20,000

   PREPAID EXPENSES

These costs include prepaid insurance contracts and purchased advertising time on television programs, advertising space in outdoor publications and catalogs. These costs are then expensed over the contract, as the television shows are aired, and when the publications and catalogs are issued. Total advertising expense was $286,417 and $453,861 for the six months ended June 30, 2004 and 2003, respectively.

   RESEARCH AND DEVELOPMENT

The Company expenses all costs related to product research and development as incurred. Research and development expense for the six months ended June 30, 2004 and 2003 was $26,782 and $46,468, respectively.

   SEGMENT REPORTING

A business segment is a distinguishable component of an enterprise that is engaged in providing an individual product or service or a group of related products or services and that is subject to risks and returns that are different from those of other business segments. The Company’s segments have similar economic characteristics and are similar in the nature of the products sold, type of customers, methods used to distribute the Company’s products and regulatory environment. Management believes that the Company meets the criteria for aggregating its operating segments into a single reporting segment.

   STOCK-BASED COMPENSATION

The Company uses the intrinsic value-based method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for employee stock options. Under the intrinsic value method, compensation expense is recorded only to the extent that the market price of common stock exceeds the exercise price of the stock option on the date of grant.

In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 148 as an amendment to SFAS No. 123 providing alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and also provides required additional disclosures about the method of accounting for stock-based employee compensation. The amendments are effective for financial statements for fiscal years ending after December 15, 2002. The Company adopted the annual disclosure provision of SFAS No. 148 during the year ended December 31, 2002. The Company has currently chosen to not adopt the voluntary change to the fair value based method of accounting for stock-based employee compensation, pursuant to SFAS No. 148.

The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Pursuant to APB No. 25 and related interpretations, no compensation cost was recognized in the statements of operations for the six months ended June 30, 2004 and 2003 as the fair value of the Company’s stock approximated the option price. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, the Company’s net loss for the six months ended June 30, 2004 would not have changed as no options vested or were issued during the periods presented. The Company’s pro forma net loss for the six months ended June 30, 2003 would have been $(203,956) as a result of pro forma compensation of $11,742. The fair value of options issued and vested during the six months ended June 30, 2003 was determined as follows: risk-free interest rate of 2.625%, expected life of options granted 5 years and expected dividend yield of 0%.

   INCOME TAXES

The Company accounts for income taxes using the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for tax consequences of temporary differences between the financial statement and income tax reporting bases of assets and liabilities based on currently enacted rates and laws. These temporary differences principally include depreciation, allowance for doubtful accounts, sales returns allowance, and warranty reserves. Deferred taxes are reduced by a valuation allowance to the extent that realization of the related deferred tax assets is not assured.

   ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Property and equipment consisted of the following:

	December 31,	June 30,

	2003	2004

Land	$150,000	$150,000
Building and improvement	551,163	551,163
Tooling	621,438	621,438
Office furniture and equipment	159,543	159,543
Warehouse equipment	33,717	33,717
Vehicles	82,708	82,708
Construction in progress	47,362	242,241

Total	1,645,831	1,840,810
Less: Accumulated depreciation	(539,911)	(653,911)

Net	$1,106,020	$1,186,899

NOTE 3 — LINE OF CREDIT, BANK

At June 30, 2004, the Company had a line of credit financing agreement with First National Bank of Deerwood up to a maximum amount of $1,000,000. Interest is payable monthly at prime plus .5% with a minimum interest rate of 5% ( 5.25% at June 30, 2004 and 5% at December 31, 2003). The line of credit is collateralized by accounts receivable, inventories, property and equipment and expires on September 30, 2004. In addition, the line of credit is collateralized by personal guarantees from certain stockholders of the Company. The credit agreement contains various operating and financial covenants. The Company was in compliance with all covenants at June 30, 2004.

The balance outstanding on the line of credit was $0, and $150,000, at December 31, 2003, and June 30, 2004, respectively.

NOTE 4 — LONG-TERM DEBT

Long-term debt consisted of the following at:	December 31, 2003	June 30, 2004

Note Payable - First National Bank of
Deerwood - monthly installments of $4,126
including interest at a variable rate of .75% over
the index rate (4.75%, and 5% at
December 31, 2003 and June 30, 2004,
respectively), with a final payment due June 10,
2009, secured by a mortgage on the Company's
land and building	$451,887	$437,905

Note Payable - GMAC - monthly installments
of $1,378 through April 2008. The note is non-
interest bearing, and is secured by two vehicles	71,680	63,409

Totals	523,567	501,314

NOTE 5 — INCOME TAXES

The benefit for income taxes consists entirely of current income taxes.

NOTE 6 — SUBSEQUENT EVENT

   LETTER OF INTENT

On February 3, 2004, the Company entered into an agreement for a proposed merger with Photo Control Corporation, a public company. Closing of the proposed merger transaction was subject to certain requirements, including necessary stockholder approval of Photo Control Corporation and Company shareholders, completion of final documentation, due diligence and other customary pre-closing conditions. The closing of the merger occurred on August 31, 2004.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        On April 15, 2004, Photo Control Corporation (n/k/a Nature Vision, Inc.) and Nature Vision, Inc. (n/k/a Nature Vision Operations, Inc.) reached an agreement to merge. Under the terms of the agreement, 1,788,557 shares of Photo Control Corporation common stock (894,301 shares taking into account the one-for-two reverse stock split effected on August 31, 2004) were exchanged for all of the outstanding capital stock of Nature Vision, Inc., and 411,412 shares of Photo Control Corporation common stock (205,712 shares on a post-split basis) were reserved for issuance upon exercise of outstanding Nature Vision, Inc. options and warrants. As a part of the proposed merger, Richard P. Kiphart, a director of Photo Control Corporation, agreed to provide financing to Photo Control Corporation by purchasing $1,000,000 worth of Photo Control Corporation common stock. The proposed merger was subject to approval by the shareholders of both companies and other customary closing conditions. It closed on August 31, 2004.

        The following unaudited pro forma condensed combined statement of operations reflect the pro forma results of operations of Photo Control Corporation for the six months ended June 30, 2004 with those of Nature Vision, Inc. as if the merger occurred on January 1, 2004 under the assumptions set forth in the accompanying pro forma adjustments. The pro forma adjustments reflect the consummation of the merger based upon the purchase method of accounting in which Photo Control Corporation was acquired by Nature Vision, Inc. (a reverse acquisition in which Nature Vision, Inc. is considered the acquirer for accounting purposes). The unaudited pro forma condensed combined balance sheet combines the June 30, 2004 unaudited historical balance sheet of Photo Control Corporation with the June 30, 2004 unaudited June 30, 2004 historical balance sheet of Nature Vision, Inc. as if the merger occurred on June 30, 2004 under the assumptions set forth in the accompanying notes.

        The pro forma information should be read in conjunction with the audited and unaudited financial statements and notes that are included in registration statement on Form S-4 (Commission File No. 333-115593) that was filed with the Securities and Exchange Commission. The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies.

        These pro forma financial statements do not purport to present results, which would actually have been obtained if the reverse merger had been in effect during the periods covered, or any future results which may in fact be realized. For purposes of preparing the pro forma financial statements, Photo Control Corporation has established a new basis for its assets and liabilities based upon the fair values thereof. A final determination of the fair value of assets and liabilities has not been yet made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. Photo Control Corporation will undertake a study to determine the fair values of assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. In addition, a study on the effect of Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations” will be required.

PHOTO CONTROL CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
June 30, 2004

	Photo Control Corporation	Nature Vision Inc.		Pro Forma Adjustments	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$1,964,751	$(180,175	) E	$(500,000)	$2,284,576
			J	1,000,000
Accounts receivable net allowance for doubtful accounts	955,887	474,872			1,430,759
Inventories	2,629,908	1,168,816			3,798,724
Prepaid expenses	35,270	147,203			182,473
Refundable income taxes and deferred income taxes	—	42,500			42,500

Total Current Assets	5,585,816	1,653,216		500,000	7,739,032

PROPERTY AND EQUIPMENT
Land	152,590	150,000	B	427,410	517,476
			I	(212,524)
Building & Improvements	2,028,529	551,163	A	(1,345,900)	1,434,992
			B	712,371
			I	(511,171)
Construction in Progress		242,241			242,241
Machinery & Equipment	2,512,897	897,406	A	(2,297,152)	1,024,556
			I	(73,589)
			B	(15,006)
Accumulated depreciation-building	(1,345,900)	(45,020	) A	1,345,900	(45,020)
Accumulated depreciation-machinery & equipment	(2,297,152)	(608,891	) A	2,297,152	(608,891)

Total Property and Equipment	1,050,964	1,186,899		327,491	2,565,354

OTHER ASSETS
Patent, net	984,125	8,391	B	(289,125)	448,734
			I	(254,657)
Trademarks, net	—	756			756
Goodwill	400,825		B	(400,825)	—
Intangible assets	—	—	B	297,000	188,243
			I	(108,757)
Prepaid Acquisition Costs	206,725				206,725
Cash value of life insurance	105,712	—			105,712

Total other Assets	1,697,387	9,147		(756,364)	950,170

	$8,334,167	$2,849,262		$71,127	$11,254,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Purchase contract and current maturities of long-term debt	$—	$—			$—
Accounts payable	444,693	642,369			1,087,062
Accrued payroll and employee benefits	154,365	—			154,365
Short-term Debt		150,000			150,000
Current portion of contract payable-Vaddio			H	200,000	200,000
Accrued expenses	279,875	255,458			535,333

Total current liabilities	878,933	1,047,827		200,000	2,126,760
LONG-TERM LIABILITIES
Excess of net assets acquired over purchase price			B	731,825	—
			C	(67,490)
			F	4,913,930
			G	(3,517,567)
			H	(900,000)
			I	(1,160,698)
Long-term debt, net of current portion	—	501,314			501,314
Contract payable, net of current portion			H	700,000	700,000
Other accrued expense-retirement benefit	821,947		C	67,490	889,437

TOTAL LIABILITIES	1,700,880	1,549,141		967,490	4,217,511

STOCKHOLDERS’ EQUITY
Common stock, par value of $.08, 5,000,000 shares authorized
1,720,163 shares issued outstanding, pro forma common shares
outstanding 2,078,778 and pro forma par value of $.16 per share	137,613	—	D	143,085	332,604
			J	51,906
Common stock, $.01 par value; 10,000,000 shares
authorized, 3,076,500 shares issued and outstanding	—	30,765	D	(30,765)	—
Additional paid in capital	1,581,744	901,898	D	30,765	6,336,983
			D	(143,085)
			E	(500,000)
			G	3,517,567
			J	948,094
Retained earnings	4,913,930	367,458	F	(4,913,930)	367,458

Total Stockholders’ Equity	6,633,287	1,300,121		(896,363)	7,037,045

	$8,334,167	$2,849,262		$71,127	$11,254,556

See accompanying notes to unaudited pro forma financial information.

Photo Control Corporation
Unaudited Pro Forma Adjustments
June 30, 2004

A	Accumulated Depreciation – Building & Improvements	1,345,900
	Accumulated Depreciation – Machinery & Equipment	2,297,152
	Building & Improvements		1,345,900
	Machinery & Equipment		2,297,152

	To eliminate accumulated depreciation for building & improvements and machinery & equipment for Photo Control Corporation as of June 30, 2004.

B	Land	427,410
	Building & Improvements	712,371
	Intangible assets	297,000
	Machinery and Equipment		15,006
	Patents		289,125
	Goodwill		400,825
	Excess of net assets acquired over purchase price		731,825

	To adjust Photo Control Corporation’s property and equipment, patents and goodwill to fair market value at June 30, 2004. Estimated fair market value reflects reverse merger accounting required for Photo Control.

C	Excess of net assets acquired over purchase price	67,490
	Other Accrued Expenses – Retirement Benefit		67,490

	To adjust retirement benefits accrual to actual at June 30, 2004.

D	Additional Paid in Capital – Nature Vision, Inc.	143,085
	Common stock – Nature Vision, Inc.	30,765
	Common Stock – Photo Control Corporation		143,085
	Additional Paid In Capital – Photo Control Corporation		30,765

	To eliminate Nature Vision, Inc.’s common stock and record issuance of 1,788,557 common shares at $.08 par value

E	Additional Paid-in Capital	500,000
	Cash – Photo Control Corporation		500,000

	To record estimated transaction costs of proposed merger.

F	Retained earnings – Photo Control Corporation	4,913,930
	Excess of net assets acquired over purchase price		4,913,930

	To eliminate Photo Control Corporation's retained earnings.

G	Excess of net assets acquired over purchase price	3,517,567
	Additional Paid-in Capital		3,517,567

	To adjust Photo Controls equity to weighted average closing price.

H	Excess of net assets acquired over purchase price	900,000
	Contract payable short-term		200,000
	Contract payable		700,000

	To record assumed liability related to agreement for Vaddio product line related to agreements issued to former owners of Vaddio.

I	Excess of net assets acquired over purchase price	1,160,698
	Land		212,524
	Buildings		511,171
	Machinery & Equipment		73,589
	Patent		254,657
	Intangible assets		108,757

	To allocate excess of net assets acquired over purchase price against long-term assets as required by Statement of Accounting Standards 141.

J	Cash	1,000,000
	Common Stock – Photo Control Corporation		51,906
	Additional Paid In Capital – Photo Control Corporation		948,094

	To record capital infusion from Mr. Kiphart for $1,000,000 as a condition of the merger.

See accompanying notes to unaudited pro forma financial information.

PHOTO CONTROL CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For The Six Months Ended June 30, 2004

	Six Months Ended June 30, 2004
	Photo Control Corporation	Nature Vision Inc.		Pro Forma Adjustments	Pro Forma Combined
NET SALES	$3,966,827	$3,659,693		$—	$7,626,520
COST OF SALES	3,320,746	2,662,202		—	5,982,948

Gross Profit	646,081	997,491		—	1,643,572

EXPENSES
Marketing and Administrative	1,140,229	1,099,286	1	(48,000)	2,162,668
			2	(109,350)
			3	17,676
			4	36,695
			5	26,132
Research & Development and Engineering	367,384	—			367,384

Total (Expense)	1,507,613	1,099,286		(76,847)	2,530,052

Income (loss) from operations	(861,532)	(101,795)		76,847	(886,480)
OTHER INCOME (EXPENSE)
Interest expense	—	(12,001)			(12,001)

Total Other Income (Expense)	—	(12,001)		—	(12,001)

Income (Loss) before income taxes	(861,532)	(113,796)		76,847	(898,481)
INCOME TAX PROVISION	—	—			—

NET INCOME (LOSS)	$(861,532)	$(113,796)		$76,847	$(898,481)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.50)	$(0.06)			$(0.43)

WEIGHTED AVERAGE COMMON SHARES:
Basic and diluted	1,720,163	1,788,557	6	(1,429,942)	2,078,778

See accompanying notes to unaudited pro forma financial information.

Photo Control Corporation
Unaudited Pro forma Adjustments
For the six months ended June 30, 2004

1	Depreciation Expense	(48,000)

	To eliminate depreciation expense recorded on Photo Control Corporation’s for the six months ended June 30, 2004 based on historical cost basis for buildings.

2	Amortization Expense	(109,350)

	To eliminate amortization expense recorded on Photo Control Corporation’s patents for the six months ended June 30, 2004 based on historical cost basis.

3	Depreciation Expense	17,676

	To record pro forma depreciation expense on estimated fair value of building of $883,829 Photo Control Corporation for the six months ended June 30, 2004. Estimated fair value reflects reverse merger accounting required for Photo Control Corporation. Estimated useful life of 25 years.

4	Amortization Expense	36,695

	To record pro forma amortization expense on estimated fair value of patents of $440,343 for Photo Control Corporation for the six months ended June 30, 2004. Estimated fair value reflects reverse merger accounting required for Photo Control Corporation. Estimated life 5 years.

5	Amortization Expense	26,132

	To record pro forma amortization expense on estimated fair value of identifiable intangibles assets of $188,243 for Photo Control Corporation for the six months ended June 30, 2004. Estimated fair value reflects reverse merger accounting required for Photo Control Corporation. Estimated average life 3.60 years.

6	To reflect reverse stock split 1 for 2 as a condition of the merger. The pro forma adjustment represents the reverse split for Photo Control Corporation of 860,081 and Nature Vision, Inc. of 894,256. In addition, reflects the issuance of 324,395 shares to Mr. Kiphart, post split basis, as a condition of the merger.

See accompanying notes to unaudited pro forma financial information.